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                                                                    EXHIBIT 10.6

                           CONSULTANT'S AGREEMENT

     This Agreement, dated and effective April 1, 1995, is made between Control Devices, Inc., an Indiana corporation, with its principal place of business in Standish, Maine (hereafter referred to as the "Company") and Dennis J. Hegyi, whose address is 1708 Morton Avenue, Ann Arbor, Michigan 48104 (hereafter referred to as the "Consultant"). Company and Consultant agree as follows:


     1.  Termination of 1989 Consulting Agreement.  Consultant and GTE Products
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Corporation, a predecessor of the Company, entered into a Consulting Agreement dated and effective November 6, 1989 (the "1989 Consulting Agreement"). The 1989 Consulting Agreement was assigned to GTE Control Devices Incorporated and then subsequently assigned to the Company. The Company and Consultant agree that, except for Section 11 of the Consulting Agreement regarding "Confidential Information" (as defined therein), which shall remain in full force and effect, the 1989 Consulting Agreement is superseded in its entirety by this Agreement and is now null and void and of no further force or effect.

     2.  Consulting Services.  The Company hereby retains the Consultant to
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provide consulting services in the area of design, design modification and marketing assistance as shall be reasonably requested by the Company including, without limitation, such consulting services with respect to (i) any current or prospective automotive or other sensor product of the Company; and (ii) any Royalty Product as such term is defined in (a) the License Agreement between Consultant and GTE Products Corporation dated November 6, 1989 (the "Solar License Agreement") and/or (b) the three License Agreements(s) between Consultant and Company dated April 1, 1995 (the "1995 License Agreements"). Collectively, the Solar License Agreement and the 1995 License Agreements shall be referred to as the "License Agreements". Consultant will perform such tasks and prepare such reports as are requested by Company and will include, but not be limited to, work at Company's plant or plants
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related to the design and manufacture by Company of such sensor products and such Royalty Products, and customer contact and visits related to Company's actual or potential sale of such sensor products and such Royalty Products.

     3.  Term of Agreement.  This Agreement will be for a six-year term and will
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begin on April 1, 1995 and terminate on March 31, 2001.

     4.  Compensation.  In consideration for the services rendered under this
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Agreement, the Company will pay Consultant Two Hundred Fifty Dollars ($250) per hour for each hour of consulting services. The hourly rate shall be adjusted upward on January 1, 1996 for any increase in the Consumer Price Index from April 1, 1995 through December 31, 1995. Thereafter, such adjusted hourly rate shall be further adjusted upward on January 1 of each year based on the increase in the Consumer Price Index for the immediately preceding calendar year. For each contract year that this Consultant's Agreement is in effect, Company guarantees Consultant a minimum of seven hundred twenty (720) consulting hours per contract year, provided Consultant has been reasonably available to Company, and Consultant has not breached obligations under this Agreement or the License Agreements. The actual number of hours may be less than 720 for any given contract year, as the number of hours, up to 720 hours per year, is at Consultant's discretion, other provisions of this Agreement notwithstanding. (The term "contract year" shall refer to the period from April 1 through March 31 for each of the six (6) years of this Agreement.) Consultant is not entitled to any benefits provided by Company to its employees and shall be an independent contractor for all purposes.

     5.  Expenses.  The Company will reimburse Consultant for reasonable
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expenses incurred in the performance of his obligations under this Agreement.
Consultant will be required to provide documentation of expenses incurred and shall submit requests for payment of expenses with documentation to Company in accordance with billing procedures set forth in Paragraph 6. All expenses in excess of Three Hundred Dollars ($300) and all expenses for travel shall be approved by the
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President of the Company before being incurred. However, it is understood that airfare and other travel expenses incurred by Consultant pursuant to request by Company that such travel be undertaken, shall be deemed to be approved by said President, without further specific authorization, provided that such airfare and other expenses meet Company's travel policy guidelines.

     6.  Billing Procedures.  The Consultant shall submit invoices monthly to
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the Company showing, at a minimum, the expenses as per Paragraph 5.  The Company agrees to process and pay the Consultant's invoice within thirty (30) days provided that no dispute arises. If a dispute arises, the Company will notify the Consultant within five (5) working days from receipt of the invoice to resolve the disputed amount.

     7.  Performance Standards.  All work will be performed to the satisfaction
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of, and all bills shall be submitted for approval to the President of the
Company.

     8.  Performance Schedule.  Except where otherwise specified or directed by
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the Company, the Consultant shall be free to arrange the time and manner of performance of the consulting and advisory services to be rendered. The Consultant is not required to report to the Company on any regular basis, but the Consultant will be reasonably available to meet the Company's reasonable requirements.

     9.  Direction and Control.  Except where otherwise specified or directed by
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the Company, the Company does not intend to direct, control, or supervise the
Consultant as to the details and means by which the consulting services contracted for are accomplished.

     10.  Independent Contractor.  Both the Company and the Consultant agree
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that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. As such, the Consultant will not be eligible for any benefits provided by the Company to its employees.
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The Consultant shall be responsible for payment of all personal taxes arising out of the consultant's activities in accordance with this Agreement, including by way of illustration but not limited to, personal federal and state income taxes, personal social security taxes, unemployment insurance taxes, and any other taxes or business license fees as required. Moreover, the Consultant agrees to obtain all necessary insurance coverage, including by way of illustration but not limited to, liability insurance, worker's compensation insurance, and state disability insurance. Finally, the consultant shall comply with all federal, state, and local laws. The Consultant shall not represent directly or indirectly that he is a legal representative or agent of the Company, nor shall the Consultant incur any liabilities or obligations of any kind in the name of or on behalf of the Company other than those specifically made or approved as part of this Agreement.

     11.  Assignment.  The Company specifically contracts for services of the
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Consultant, and he may not assign, subcontract, or delegate the performance of service under this Agreement without express written consent of the Company.
The Company may assign the Agreement (a) after obtaining written consent of Consultant or (b) in connection with a sale, license, transfer or assignment to a third party of the underlying subject matter of one or more License Agreement related to the design, manufacture, and sales of Royalty Products (as defined in such License Agreement(s)), provided such third party agrees in writing to assume all of the rights and obligations of the Company set forth in this Agreement and provided the Company remains fully liable to Consultant in the event any assignee of rights in this Agreement fails to fulfill its obligations to Consultant hereunder.

     12.  Confidential Information.  The Consultant agrees that any information
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received by him or created by him during performance of his obligations in accordance with this Agreement which (a) is confidential or proprietary to the Company, (b) is confidential or proprietary to any other person or entity but in the possession of the Company, or (c) concerns the personal, financial, or other business affairs of the Company or any of its affiliated companies
(collectively, the "Protected Information") will be treated by the Consultant in full confidence, will not be revealed to any persons, firms, or
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organizations and will not be used by Consultant for any personal benefit or for the benefit of any third party. This obligation shall not prevent Consultant from using or disclosing any Protected Information that is in the public domain or available to Consultant from a source independent of the Company or from licensing or otherwise commercializing an invention of Consultant either declined by CDI (in accordance with the provisions of the Agreement to Grant License referenced in Section 17 below), or for which the Company's license rights are validly terminated (in accordance with the provisions of one or more of the License Agreements), and in either event without use of any Protected Information developed by CDI. This requirement of confidentiality will survive the termination of this Agreement.

     13.  Intellectual Property Rights.  The Company's rights to Inventions and
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Know-how of Consultant are set forth in the License Agreements.  Consultant warrants that Consultant owns or has the right to disclose to, and authorize the use by, the Company, all of the information, data or documents that Consultant will provide to the Company during the term of this Consultant's Agreement.

     14.  Successors and Assigns.  This Agreement is intended to be binding upon
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successors and assigns of the Company.

     15.  Effect of Prior Agreement.  Except for various Secrecy and Non-
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Disclosure Agreements, previously executed between the parties hereto, and the
License Agreements, this Agreement represents the entire agreement between the parties with respect to the "Inventions" (as defined in the License Agreements) and is not subject to change or modification except by written agreement signed by both parties.

     16.  Termination.  Company may terminate this Agreement if (a) Consultant
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materially breaches a License Agreement and the Company elects to terminate such
License Agreement in accordance with the provisions of Section 7.5 thereof, or
(b) Consultant materially breaches this Consultant's Agreement and the Company has given at least thirty (30) days prior written notice of
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termination and such material breach has not been cured within thirty (30) days of receipt of such notice. Consultant may terminate this Agreement if (a)
Company materially breaches a License Agreement and Consultant elects to terminate such License Agreement in accordance with the provisions of Section
7.1 thereof, or (b) Company materially breaches this Consultant's Agreement and Consultant has given at least thirty (30) days prior written notice of termination and such material breach has not been cured within thirty (30) days of receipt of such notice.

     17.  New Discoveries.  The parties acknowledge that, contemporaneous with
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the execution and delivery of this Agreement, the parties have executed and delivered an Agreement to Grant License.

     18.  Non-competition Agreement.  During the term of this Agreement, the
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Consultant shall not directly or indirectly (individually, or as an employer, proprietor, partner, stockholder, director, consultant, agent or otherwise) own, manage, operate, participate in, perform services for or otherwise carry on a business which is engaged in the design, manufacture or sale of any sensor product sold by the Company or any Royalty Product, as defined in any License Agreement, in the United States, Canada, Mexico, Europe, Japan or anywhere else in the world, provided, however, that nothing contained herein shall prohibit Consultant from licensing any person or entity to make, use, sell or otherwise dispose of any product, know-how or invention discovered by Consultant and either offered to the Company for license (as contemplated by the Agreement to Grant License), but declined by the Company, or for which the Company's license rights are validly terminated (in accordance with the provisions of one or more of the License Agreements).

     Without limiting the right of Company to pursue all other legal and equitable rights available to it for violation of this Paragraph 18 by Consultant, it is agreed that monetary damages cannot fully compensate Company for such a violation and that Company shall be entitled to injunctive relief to prevent violation or continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Paragraph 18, any
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term, restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agent.

     19.  Applicable Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Michigan.

     20.  Payments.  Payments for any and all monies, including expenses and
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fees, described in this Consultant's Agreement shall be in United States currency and shall be made by check payable to "Dennis J. Hegyi" and forwarded to the following address:

          Dennis J. Hegyi
          1708 Morton Avenue
          Ann Arbor, MI  48104

or to such other address that Consultant may designate by notice in writing in conformity with Section 21 below.

     21.  Notice.  Any notice, request, report or payment required or permitted
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to be given or made under this Consultant's Agreement by either party shall be given by sending such notice by registered or certified United States mail, return receipt requested, postage prepaid, to the address set forth below or such other address as such party shall have specified by written notice given in conformity herewith. Any notice given in accordance with the provisions of this Section shall be effective on the date received, as indicated on the postal service's return receipt, and any notice not so given shall not be valid unless and until actually received as evidenced by competent, written records kept in the normal course of business.

          To Consultant:               Dr. Dennis J. Hegyi
                                       1708 Morton Avenue
                                       Ann Arbor, Michigan 48104


          To Company:                  Control Devices, Inc.
                                       228 Northeast Road
                                       Standish, Maine 04084
                                       ATTN:  Bruce Atkinson, President
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IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed and delivered this Agreement as of the date first written above.


_____________________________            _______________________________
Dennis J. Hegyi, Individually            Bruce D. Atkinson, President,
                                         Control Devices, Inc.

Date________________________             Date___________________________